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                       CONSENT OF INDEPENDENT ACCOUNTANTS           Exhibit 23.1

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 3, 2000 except for Note 13, for which the date is August 23, 2000, relating to the financial statements of Curon Medical, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California

August 30, 2000




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